(Company Letterhead)
                              Wheeler Wasoff, P.C.
                          1601 Blake Street, Suite 505
                             Denver, Colorado 80202
                            Telephone: (303) 572-8900
                            Facsimile: (303) 572-8927




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  AmeriVest Properties Inc.
     Commission File #14462


Dear Sir/Madam:

We have read and agreed with the comments in Item 4 of Form 8-K of AmeriVest Properties Inc. dated April 5, 2000.


Sincerely,


/s/ Wheeler Wasoff, P.C.
------------------------
Wheeler Wasoff, P.C.


Denver, Colorado
April 6, 2000